UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 25, 2019
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
6634 Hwy 53
Braselton, GA 30517
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On February 25, 2019, per the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Fox Factory Holding Corp. (the “Company”) elected Ms. Jean Hlay as a Class III director of the Company, effective immediately, to fill the vacancy created by Mr. Robert C. Fox, Jr.’s retirement. Ms. Hlay will serve as a director until the next election of Class III directors at the Company’s annual meeting of shareholders to be held in 2019 or Ms. Hlay’s earlier death, resignation, or removal. As of the date hereof, Ms. Hlay has not yet been designated as a member of any of the Board’s committees.

There are no arrangements or understandings between Ms. Hlay and any other person pursuant to which she was elected as a director, and as of the date hereof, there are no transactions or proposed transactions between Ms. Hlay and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K (17 CFR 229.404(a)).

As a non-employee director, Ms. Hlay will receive compensation in the same manner as the Company’s other non-employee directors, through the Non-employee Director Compensation Policy (the “Policy”), the terms of which the Company previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 15, 2018. The Policy provides that, if a non-employee director joins the Board on a day other than the date of the annual meeting of the shareholders of the Company, such non-employee director shall be entitled to receive a prorated award of restricted stock units. Thus, in connection with Ms. Hlay’s election as a non-employee director, pursuant to the Policy and under the Company's 2013 Omnibus Incentive Plan, as amended, the Compensation Committee granted 146 restricted stock units to Ms. Hlay on February 25, 2019, which shall vest the day immediately prior to the Company’s annual meeting of shareholders to be held in 2019.

The Company also entered into an Indemnification Agreement with Ms. Hlay, the form of which is included as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on October 31, 2018. The Indemnification Agreement requires that the Company, among other things, to indemnify Ms. Hlay against liabilities that may arise by reason of his status with the Company or service to the Company. The Indemnification Agreement also requires that the Company advance all expenses incurred by Ms. Hlay in investigating or defending any such action, suit, or proceeding. The foregoing discussion of the terms of the form of Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement.

(e)
On February 25, 2019, the Board approved a transition plan for William H. Katherman, whereby he will transition into the role of Operations Consultant, effective March 30, 2019. In connection with his role change, Fox Factory, Inc., the wholly owned operating subsidiary of the Company, and Mr. Katherman entered into an Amendment (the “Amendment”) to his Employment Agreement, originally dated February 20, 2014 ( as previously amended, the “Original Agreement”).

The Amendment revises Mr. Katherman’s Original Agreement to account for his new role as “Operations Consultant.” The Amendment eliminates Mr. Katherman’s ability to earn a performance bonus and the potential provision of severance. This summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Amendment, included as Exhibit 10.1 to this filing. Exhibit 10.1 is incorporated by reference into this Item 5.02.

Item 7.01     Regulation FD Disclosure

On February 28, 2019, the Company issued a press release announcing Ms. Hlay’s election to the Board, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained or incorporated in this Item 7.01 of this Current Report is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	Amendment dated February 25, 2019 to Employment Agreement dated February 20, 2014, by and between Fox Factory, Inc. and William H. Katherman
99.1	Copy of press release issued by Fox Factory Holding Corp. on	February 28, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	February 28, 2019	By:	/s/ ZVI GLASMAN

Zvi Glasman
Chief Financial Officer and Treasurer